                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                          MIDWEST BANC HOLDINGS, INC.
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                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                          MIDWEST BANC HOLDINGS, INC.

                             501 WEST NORTH AVENUE
                          MELROSE PARK, ILLINOIS 60160

FELLOW STOCKHOLDERS:

     You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of Midwest Banc Holdings, Inc. (the "Company"), Melrose Park, Illinois, which will be held on May 5, 1999, at 2:00 p.m., Chicago time, at Elmcrest Banquets by Biancalana, 7370 West Grand Avenue, Elmwood Park, Illinois 60707.

     The attached Notice of the Annual Meeting and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company will be present at the Annual Meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

     The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. FOR THE REASONS SET FORTH IN THE PROXY STATEMENT, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE MATTERS TO BE CONSIDERED.

     PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

     On behalf of the Board of Directors and all of the employees of the Company, I thank you for your continued interest and support.

                                        Sincerely yours,

                                        ROBERT L. WOODS
                                        President and Chief Executive Officer

March 26, 1999

                          MIDWEST BANC HOLDINGS, INC.
                             501 WEST NORTH AVENUE
                          MELROSE PARK, ILLINOIS 60160

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 5, 1999

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of Midwest Banc Holdings, Inc. (the "Company") will be held on May 5, 1999, at 2:00 p.m., Chicago time, at Elmcrest Banquets by Biancalana, 7370 West Grand Avenue, Elmwood Park, Illinois 60707.

     The purpose of the Annual Meeting is to consider and vote upon the following matters:

     1. The election of two (2) members of the Company's Board of Directors to three-year terms of office;

     2. The ratification of the appointment of Crowe, Chizek and Company LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

     3. Such other matters as may properly come before the Annual meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

     The Board of Directors has established March 17, 1999 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on such record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Annual Meeting will be available at Midwest Banc Holdings, Inc., 501 West North Avenue, Melrose Park, Illinois 60160, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting itself.

                                          By Order of the Board of Directors

                                          DANIEL NAGLE
                                          Secretary

Melrose Park, Illinois
March 26, 1999

                          MIDWEST BANC HOLDINGS, INC.

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 5, 1999

SOLICITATION AND VOTING OF PROXIES

     This Proxy Statement is being furnished to stockholders of Midwest Banc Holdings, Inc. (the "Company") in connection with the solicitation by the Board of Directors ("Board of Directors" or "Board") of proxies to be used at the annual meeting (the "Annual Meeting") of stockholders to be held on May 5, 1999 at 2:00 p.m., Chicago time, at Elmcrest Banquets by Biancalana, 7370 West Grand Avenue, Elmwood Park, Illinois 60707, and at any adjournments thereof. The 1998 Annual Report to Stockholders, including consolidated financial statements for the fiscal year ended December 31, 1998, and a proxy card, accompanies this Proxy Statement, which is first being mailed to record holders of Common Stock of the Company ("Common Stock") on or about March 26, 1999

     Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXY CARDS WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT AND FOR THE RATIFICATION OF CROWE, CHIZEK AND COMPANY LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

     Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matter that will be presented for consideration at the Annual Meeting. EXECUTION OF A PROXY, HOWEVER, CONFERS ON THE DESIGNATED PROXY HOLDERS DISCRETIONARY AUTHORITY TO VOTE THE SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH OTHER BUSINESS, IF ANY, THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING.

     A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

     The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiaries, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES

     The securities which may be voted at the Annual Meeting consist of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting.

     The close of business on March 17, 1999, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 11,102,796 shares.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining whether a quorum is present, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares on a particular matter, such shares, or "non-votes," will be considered to be present for the purpose of determining whether a quorum is present, but will not be considered as present and entitled to vote with respect to that matter. In the event that there are not sufficient votes for a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR ALL" to vote in favor of the nominees proposed by the Board of Directors, "WITHHELD FOR ALL" to vote against all of the nominees being proposed, or "FOR ALL EXCEPT" to withhold authority to vote for any individual nominee by writing the nominee's name in the space provided. Under Delaware law and the Company's By-laws, an affirmative vote of the holders of a plurality of shares, present at the Annual Meeting, represented in person or by proxy, and entitled to vote is required for a nominee to be elected as a Director.

     As to the approval of Crowe, Chizek and Company LLP as independent auditors of the Company by checking the appropriate box, a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under Delaware law, an affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting, represented in person or by proxy, and entitled to vote, is required to constitute stockholder approval of Proposal 2.

     Proxies solicited hereby will be returned to the Company's transfer agent, Harris Trust and Savings Bank. The Board of Directors has also designated Harris Trust and Savings Bank to act as inspectors of election and to tabulate the votes at the Annual Meeting. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     All persons standing for election as director were unanimously nominated by the Board of Directors. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

INFORMATION WITH RESPECT TO BENEFICIAL OWNERS, NOMINEES FOR DIRECTOR AND CERTAIN EXECUTIVE OFFICERS

     The following table sets forth as of the Record Date information for: (i) those people believed by management to be the beneficial owners of more than 5.0% of the Company's Common Stock; (ii) the nominees and continuing directors of the Board of Directors of the Company; and (iii) certain executive officers of the Company. The table includes, with respect to directors, the year in which each became a director of the Company and the year in which their terms as director of the Company will expire. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each person and all directors and executive officers as a group as of the Record Date. Ownership information is based upon information furnished by the respective individuals.

                                                                                   SHARES OF
                                                                   EXPIRATION     COMMON STOCK
                                                   DIRECTOR OF       OF TERM      BENEFICIALLY         PERCENT
                NAME(1)                    AGE    COMPANY SINCE    AS DIRECTOR      OWNED(2)           OF CLASS
                -------                    ---    -------------    -----------    ------------         --------
NOMINEES
  Robert L. Woods......................    69         1983            1999           383,416(3)           3.5%
  Robert D. Small......................    68         1983            1999           158,544(4)           1.4%

                                                                                   SHARES OF
                                                                   EXPIRATION     COMMON STOCK
                                                   DIRECTOR OF       OF TERM      BENEFICIALLY         PERCENT
                NAME(1)                    AGE    COMPANY SINCE    AS DIRECTOR      OWNED(2)           OF CLASS
                -------                    ---    -------------    -----------    ------------         --------
CONTINUING DIRECTORS
  E.V. Silveri.........................    68         1983            2001         1,658,886(5)          14.9%
  Angelo DiPaolo.......................    60         1983            2000           497,622(6)           4.5
  Daniel Nagle.........................    65         1983            2001           313,500              2.8
  Joseph Rizza.........................    56         1997            2000           295,280(7)           2.7
  LeRoy Rosasco........................    66         1983            2001         1,002,450(8)           9.0
  Leon Wolin...........................    72         1991            2000           328,802(9)           3.0
NON-DIRECTOR, EXECUTIVE OFFICERS
  Edward H. Sibbald....................    50           --              --            17,150(10)            *
  Brad A. Luecke.......................    48           --              --           112,402(11)          1.0
  James I. McMahon.....................    45           --              --            19,476(11)(12)        *
  Stephen M. Karaba....................    41           --              --            14,790(11)(13)        *
All directors and executive officers as
  a group (13 persons).................                                            4,904,100(14)         44.2%

-------------------------
  *  Less than one percent.

 (1) The address of each principal stockholder is 501 West North Avenue, Melrose Park, Illinois 60160.

 (2) Unless otherwise stated below, each person has sole voting and investment power with respect to all such shares.

 (3) Represents shares held by trusts for which Mr. Woods or his spouse acts as trustee.

 (4) Includes the indirect ownership of 122,400 shares held in a retirement trust account for the benefit of Mr. Small.

 (5) Includes 113,680 shares held by trusts for which Mr. Silveri acts as trustee; 34,716 shares held directly by Mr. Silveri's spouse; 2,100 shares held by trusts for which Mr. Silveri's spouse acts as trustee; and 948,494 shares held by Go-Tane Service Stations, Inc., a company controlled by Mr. Silveri, and the Go-Tane Pension Plan.

 (6) Includes 1,140 shares held by Mr. DiPaolo's minor grandchild.

 (7) Includes 84,480 shares held by a trust for which Mr. Rizza acts as trustee.

 (8) Includes 220,880 shares held by trusts for which Mr. Rosasco acts as trustee and 168,000 shares held directly by Mr. Rosasco's spouse.

 (9) Includes 308,782 shares held by a trust for which Mr. Wolin acts as trustee and 19,220 shares held in a IRA account by Midwest Trust Services, Inc. for the benefit of Mr. Wolin.

(10) Includes 4,750 shares subject to currently exercisable options and the indirect ownership of 4,300 shares held in a retirement trust account for the benefit of Mr. Sibbald.

(11) Includes 6,750 shares subject to currently exercisable options.

(12) Includes 4,126 shares held directly by Mr. McMahon's spouse and 6,800 shares held in a IRA account for the benefit of Mr. McMahon's spouse.

(13) Includes 2,000 shares held directly by Mr. Karaba's spouse.

(14) Includes an aggregate of 25,000 shares subject to currently exercisable options. Includes 101,282 shares held in the Company's 401(k) Plan, for which Midwest Trust Services, Inc., a subsidiary of the Company, acts as trustee. The trustee under the 401(k) Plan has sole voting and investment power with respect to such shares.

  Nominees

     Robert L. Woods has served as President and Chief Executive Officer and as a Director of the Company since 1983. Previously, he was the President of Midwest Bank and Trust Company from 1967 to 1992.

Mr. Woods also serves as Chairman of the Board of Directors of Midwest Bank. In addition, he is a director of Midwest Bank and Trust Company, Midwest One Mortgage Services, Inc. and First Midwest Data Corp.

     Robert D. Small has served as a Director of the Company since 1983. He was originally elected to serve as a director of Midwest Bank and Trust Company in 1974. He has previously served as President and director of Midwest Bank of McHenry County from 1989 to 1993. Mr. Small has been President of Small's Furniture City since 1980.

  Continuing Directors

     E.V. Silveri has served as Chairman of the Board of the Company since 1983. Mr. Silveri was elected a director of Midwest Bank and Trust Company in 1972 and has been Chairman of the Board of Midwest Bank and Trust Company since 1975. He is also a member of the board of directors of Midwest Bank, and serves as Chairman of the Board of Directors of First Midwest Data Corp., Midwest Trust Services, Inc. and Midwest One Mortgage Services, Inc. Since 1984, Mr. Silveri has been the President and also a director of Go-Tane Service Stations, Inc., a firm he co-founded in 1966.

     Angelo DiPaolo has served as a Director of the Company since 1983. He has also served as a director of Midwest Bank and Trust Company since 1982. He has served as President of DiPaolo Company, a heavy construction company, and DiPaolo Center, a commercial complex in Glenview, Illinois, since 1963.

     Daniel Nagle has served as Corporate Secretary and a Director of the Company and as a director of Midwest Bank and Trust Company since 1983 and 1975, respectively. Mr. Nagle is Chairman of the Audit Committee of the Company. He also has served as a director of Midwest Bank since 1991 and Midwest Trust Services, Inc. since 1994. Mr. Nagle is an attorney with the law firm of Nagle & Nagle.

     Joseph Rizza has served as a Director of the Company since April 1997. He was elected a director of Midwest Bank in 1994. Mr. Rizza is the owner of Joe Rizza Enterprises which owns several automobile dealerships and financial service companies in the Chicago metropolitan area.

     LeRoy Rosasco has served as a Director of the Company since 1983. He has also served as a director of Midwest Bank and Trust Company since 1969. Mr. Rosasco has been the owner and President of ProTacTic Golf, Inc. since 1996. Prior thereto, Mr. Rosasco was a private investor with LPR Enterprises, Inc., a real estate investment firm, for 10 years.

     Leon Wolin has served as a Director of the Company since 1991. He was elected a director of Midwest Bank and Trust Company in 1989. Mr. Wolin has served as a director of Midwest Bank since 1996. Mr. Wolin has been President of both Wolin-Levin, Inc., a real property management and consulting firm, and Price Associates, Inc., a real estate appraisal and consulting firm, since 1950.

                      PROPOSAL 1. -- ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of eight (8) directors and is divided into three classes. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

     The nominees proposed for election at this Annual Meeting are Mr. Robert L. Woods and Mr. Robert D. Small.

     In the event that Mr. Woods or Mr. Small is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that Mr. Woods or Mr. Small will be unable or unwilling to serve. UNLESS AUTHORITY TO VOTE FOR THE NOMINEES IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the Board of Directors and through activities of its committees. The Board of Directors meets regularly and may schedule special meetings as needed. During fiscal year 1998, the Board of Directors of the Company held ten meetings primarily related to general Company matters. Each of the directors of the Company attended at least 75% of the total number of the Company's Board meetings held and committee meetings on which such directors served during fiscal year 1998.

     The Board of Directors of the Company maintains an Audit Committee. The Audit Committee recommends the annual appointment of the Company's auditors and reviews the scope and results of the audit and other services provided by the Company's independent auditors. The Audit Committee consists of Messrs. Nagle, Rosasco, Small, Wolin, DiPaolo and Rizza. The Audit Committee met three times in fiscal year 1998. The Board of Directors also functions as a Compensation Committee for the purpose of administering the Company's 1996 Stock Option Plan, and otherwise is responsible for determining the compensation of the Company's executive officers.

DIRECTORS' COMPENSATION

     All Directors of the Company receive a retainer of $12,000 per year for serving on the Board and receive $500 per Board meeting attended. Except for Joseph Rizza and Robert Small, all Directors of the Company are also members of the board of directors of Midwest Bank and Trust Company. Six Directors serve as members of the Audit Committee and receive annual fees of $3,000. Five Directors of the Company also serve on the board of directors of Midwest Bank. Each director of the Company's subsidiaries received between $4,200 and $8,400 per year in base directors' fees. Each subsidiary maintains its own fee structure for director compensation. Certain subsidiaries also provide fees for director participation in specific board of directors committees (such as loan committees, audit committees and executive committees) which range between $420 and $6,400 annually. One Director of the Company, Daniel Nagle, also serves as Secretary and received a fee of $16,500 for legal services rendered to the board of directors of Midwest Bank and Trust Company and Midwest Bank.

EXECUTIVE COMPENSATION

     The following table shows, for the years ended December 31, 1998, 1997 and 1996, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the President and Chief Executive Officer and other executive officers of the Company in fiscal years 1998, 1997 and 1996 ("Named Executive Officers"). No other executive officer of the Company earned and/or received salary and bonus in excess of $100,000 in fiscal year 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION
                               ------------------------------------------------    SECURITIES
    NAME AND PRINCIPAL                                           OTHER ANNUAL      UNDERLYING       ALL OTHER
         POSITION              YEAR    SALARY($)    BONUS($)    COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
    ------------------         ----    ---------    --------    ---------------    ----------    ---------------
Robert L. Woods............    1998      325,000     75,000        37,879(1)         60,000         12,200(2)
  President and Chief          1997      325,000    150,000        39,550(1)              0         12,072(2)
  Executive Officer            1996      300,000    150,000        30,950(1)              0         11,462(2)

Edward H. Sibbald..........    1998      158,500     25,500        14,200(3)         15,000          7,163(4)
  Executive Vice President     1997      133,500     29,931        13,650(3)          7,000          6,160(4)
  and Chief Financial Officer  1996      126,000     25,313        13,300(3)          6,000          5,815(4)

Brad A. Luecke.............    1998      175,000     24,225        18,355(5)         10,000          6,394(4)
  President, Midwest Bank      1997      165,000     23,967        19,530(5)          7,000          6,029(4)
  and Trust Company            1996      155,000     31,140        15,325(5)         10,000          5,938(4)

                                             ANNUAL COMPENSATION
                               ------------------------------------------------    SECURITIES
    NAME AND PRINCIPAL                                           OTHER ANNUAL      UNDERLYING       ALL OTHER
         POSITION              YEAR    SALARY($)    BONUS($)    COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
    ------------------         ----    ---------    --------    ---------------    ----------    ---------------
James I. McMahon...........    1998      160,000     24,900        19,543(6)         10,000          4,615(4)
  President, Midwest Bank      1997      150,000     29,462        15,920(6)          7,000          4,327(4)
                               1996      140,000     28,584        10,566(6)         10,000          4,318(4)

Stephen M. Karaba..........    1998      120,000     20,025        12,400(7)         10,000          6,238(8)
  President, Midwest Bank      1997      100,000     29,082         9,000(7)          7,000          4,231(8)
  of McHenry County            1996       90,000     18,325         7,300(7)         10,000          4,214(4)

-------------------------
(1) Consists of directors' fees of $31,200, $34,150 and $26,150 in 1998, 1997 and 1996 respectively, and an automobile allowance of $6,679, $5,400 and $4,800 in 1998, 1997 and 1996, respectively.

(2) Consists of a matching contribution made by the Company pursuant to the Company's 401(k) Plan of $8,500, $8,414 and $7,917 in 1998, 1997 and 1996,
    respectively, and life insurance premiums paid by the Company on behalf of Mr. Woods in the amount of $3,700, $3,658 and $3,545 in 1998, 1997 and 1996, respectively.

(3) Consists of directors' fees of $9,800, $8,850 and $8,500 in 1998, 1997 and 1996, respectively, and an automobile allowance of $4,400 in 1998 and $4,800 in each of 1997 and 1996.

(4) Consists of a matching contribution made by the Company pursuant to the Company's 401(k) Plan.

(5) Consists of directors' fees of $13,200, $13,900 and $11,900 in 1998, 1997 and 1996, respectively, and membership fees of $5,155, $5,630 and $3,425 in 1998, 1997 and 1996, respectively.

(6) Consists of directors' fees of $4,200, $4,200 and $3,600 in each of 1998, 1997 and 1996, respectively, membership fees of $2,200, $2,885 and $2,220 in 1998, 1997 and 1996, respectively, and tuition reimbursement of $13,143, $8,835 and $4,746 in 1998, 1997 and 1996, respectively.

(7) Consists of directors' fees of $8,000, $4,200 and $3,800 in 1998, 1997 and 1996, respectively, and an automobile allowance of $4,400, $4,800 and $3,500 in 1998, 1997 and 1996, respectively.

(8) Consists of a matching contribution of $5,854 made by the Company pursuant to the Company's 401(k) Plan and $620 in life insurance premiums paid by the Company.

     The information presented below summarizes certain information about the Common Stock underlying options which were granted in 1998 by the Company to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS(1)
                              ---------------------------------------------------------
                                               PERCENT OF                                  POTENTIAL REALIZABLE VALUE AT
                              NUMBER OF          TOTAL                                        ASSUMED ANNUAL RATES OF
                              SECURITIES        OPTIONS                                      STOCK PRICE APPRECIATION
                              UNDERLYING       GRANTED TO     EXERCISE OF                       FOR OPTION TERM(2)
                                OPTION        EMPLOYEES IN    BASE PRICE     EXPIRATION    -----------------------------
           NAME               GRANTED(#)      FISCAL YEAR       ($/SH)          DATE         5%($)             10%($)
           ----               ----------      ------------    -----------    ----------      -----             ------
Robert L. Woods...........      60,000            42.4%          17.88          2008        674,400           1,710,000
Edward H. Sibbald.........      15,000            10.6           17.88          2008        168,600             427,500
Brad A. Luecke............      10,000             7.1           17.88          2008        112,400             285,000
James I. McMahon..........      10,000             7.1           17.88          2008        112,400             285,000
Stephen M. Karaba.........      10,000             7.1           17.88          2008        112,400             285,000

-------------------------
(1) All options were granted on April 9, 1998 and become exercisable in cumulative annual installments of 25 percent of the shares covered thereby on each of the first, second, third and fourth anniversaries on the grant date. No stock appreciation rights (SARs) were granted to the Named Executive Officers during fiscal 1998.

(2) The amounts set forth represent the value that would be received by the Named Executive Officer upon exercise of the option on the day before the expiration date of the option based upon assumed annual growth rates in the market value of the Company's Common Stock of 5 percent and 10 percent, rates prescribed by applicable Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock and other factors such as the general condition of the stock markets and the timing of the exercise of the options. The Company did not use an alternative formula for a potential realizable value as the Company is not aware of any formula that will determine with reasonably accuracy a present value based on future unknown or volatile factors.

     The following table summarizes the number and value of stock options relating to Common Stock that were unexercised at December 31, 1998. No stock options were exercised by the Named Executive Officers during 1998.

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                                 OPTION VALUES

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                      SHARES        VALUE          OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS AT
                                    ACQUIRED ON    REALIZED           YEAR-END(#)             FISCAL YEAR-END($)(1)
              NAME                  EXERCISE(#)      ($)       EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
              ----                  -----------    --------    -------------------------    -------------------------
Robert L. Woods.................         0            0                0/60,000                        0/0
Edward H. Sibbald...............         0            0              4,750/23,250                 25,735/34,485
Brad A. Luecke..................         0            0              6,750/20,250                 39,975/48,725
James I. McMahon................         0            0              6,750/20,250                 39,975/48,725
Stephen M. Karaba...............         0            0              6,750/20,250                 39,975/48,725

-------------------------
(1) Options are considered "in-the-money" if the fair market value of the underlying Common Stock exceeds the exercise price of the related stock option. The value of the unexercised options at the end of fiscal 1998 is based on the closing price of $15.25 reported on the Nasdaq National Market on December 31, 1998, the last trading day of fiscal 1998.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION FOR 1998 PERIOD

     The Board of Directors is responsible for making decisions regarding executive officers' compensation, including bonuses and other benefits. The full Board also acts as the Compensation Committee for purposes of administering the Company's 1996 Stock Option Plan and determines the awards granted thereunder.

     The Board of Directors has developed a compensation program which is comprised of salary, annual cash incentive bonuses, long-term incentives in the form of stock options and other benefits typically offered to executives by corporations similar to the Company. The Board of Directors recognizes that attracting and retaining key executives is critical to the Company's long term success. The Board has set certain guidelines regarding executive officers' compensation. Each executive officer is reviewed annually, and that officer's compensation is based on that individual's contribution to the Company.

     The Board of Directors has reviewed compensation structures and other information from various sources, including, among others, The Illinois Bankers Association, SNL Securities and Sheshunoff Information Services. Although no company is an exact match, consideration was given to salaries and bonuses that are paid to executives at similar community bank holding companies. Additional considerations were the greatly increased responsibilities of running a public company, the individual's contributions to the Company and the individual's experience and tenure with the Company.

     The salary of Mr. Robert L. Woods, the Company's Chief Executive Officer, was set at $325,000 for fiscal 1998, which is the same amount of salary paid to Mr. Woods in 1997. His salary was determined based on corporate results over the past five years, plus a review of his individual performance. Mr. Woods also received a bonus of $75,000 in 1998 and a grant of 60,000 non-qualified stock options under the 1996 Stock Option Plan. In making decisions regarding CEO compensation, the Board of Directors took into account results of operations of the Company, conditions in the banking industry as a whole and Mr. Woods' long-term contributions to the Company. Mr. Woods has been with the Company for over 38 years.

     The Internal Revenue Code limits the deductions a publicly held company may take for compensation paid to its most highly paid executive officers. Typically, salaries and bonuses in excess of $1 million (excluding performance-based compensation) which are paid in one tax year cannot be deducted. The Board of Directors did not consider this section of the Internal Revenue Code when establishing compensation because current executive salaries and bonuses are well below the $1 million threshold.

                                          COMPENSATION COMMITTEE

                                          E.V. Silveri
                                          Robert L. Woods
                                          Angelo DiPaolo
                                          Daniel Nagle
                                          Joseph Rizza
                                          LeRoy Rosasco
                                          Robert D. Small
                                          Leon Wolin

EMPLOYMENT AGREEMENTS

     The Company and certain subsidiaries of the Company have entered into separate Transitional Employment Agreements with each of the Named Executive Officers and certain other officers of the Company's subsidiaries. The Transitional Employment Agreements are designed to minimize the impact of change in control transactions on the performance of key officers and executives. In the event of a "change in control" (generally, the acquisition of 50% or more of the voting power or the sale of more than 40% of the assets of the Company or the relevant subsidiary), the agreements require the Company, the relevant subsidiary or any successor, as the case may be, to continue the employment of the affected officers for either 12 or 24 months in their respective positions and at their respective salaries (including directors' fees, if any) with the right to participate in new or continuing bonus, incentive, benefit and other plans. In the event the employment of an officer is terminated by (i) the officer for any reason during the first year following the change in control (subject to the requirement that certain officers must wait 90 days following the change of control to exercise such right of termination), (ii) by an acquiror for any reason other than death, disability or cause, or (iii) due to constructive discharge (e.g., a reduction in salary or benefits, a material diminution in title, duties or responsibilities, or a significant change in hours worked or location), the acquiror is obligated to continue the affected officer's salary (including directors' fees, if any) for 12 or 24 months after the termination of employment.

1996 STOCK OPTION PLAN

     Under the Company's 1996 Stock Option Plan (the "Plan"), incentive stock options and nonqualified stock options may be granted to executives, key personnel, consultants and nonemployee directors of the Company. The incentive stock options granted under the Plan will be qualified as such under the Internal Revenue Code of 1986, as amended (the "Code"). The purpose of the Plan is to offer executives, key personnel, consultants and nonemployee directors stock-based incentives in the Company, thereby giving them a stake in the Company's growth and prosperity and encouraging them to continue their services with the Company and its subsidiaries. The Plan permits the grant of options to purchase up to 500,000 shares of Common Stock. In the event of corporate changes affecting the Common Stock such as stock splits, stock dividends, reorganizations, mergers or consolidations, appropriate adjustments will be made in the number of shares for which options may thereafter be granted under the Plan and the option price and the number of shares subject to outstanding options granted pursuant to the Plan. Incentive stock options may be granted only to employees of the Company. Nonqualified stock options may be granted to all employees of, and consultants who provide services to, the Company or its subsidiaries. Options may be granted to employees or consultants at any time and from time to time in the sole discretion of the Board of Directors acting as the

Compensation Committee. The full Board of Directors currently serves as the Compensation Committee. No employee or consultant may receive options covering more than 100,000 shares in any single fiscal year.

401(K) PLAN

     The Company maintains a 401(k) Plan, which is designed to be qualified under Section 401(k) of the Code. An employee is eligible to participate in the 401(k) Plan following attainment of the age of 21 and the completion of one year of service with the Company (1,000 hours within a twelve-month period). Under the 401(k) Plan, subject to the limitations imposed under Section 401(k) and
Section 415 of the Code, a participant is able to elect to defer not more than 15% of his or her compensation by directing the Company to contribute such amount to the 401(k) Plan on such employee's behalf. The Company may elect to make matching contributions equal to the participating employee's contribution plus 1%, subject to a maximum matching contribution of no more than 5% of the participant's salary.

     Under the 401(k) Plan, a separate account is established for each employee. Participants are 100% vested at all times in their contributions and vest in employer matching contributions in one-third increments, becoming fully vested in employer contributions after 3 years of service. Distributions from the 401(k) Plan are made upon termination of service, retirement, disability or death in a lump sum or in annual installments. Midwest Trust Services, Inc., a subsidiary of the Company, acts as trustee for the 401(k) Plan. Participants in the 401(k) Plan can choose from a number of investment vehicles, including investment in the Company's Common Stock. The trustee has sole voting and investment power with respect to all shares of the Company's Common Stock held in each participant's account under the 401(k) Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors functions as the Compensation Committee for purposes of administering the Company's 1996 Stock Option Plan, and otherwise is responsible for determining the compensation of the Company's executive officers. Robert L. Woods, President and Chief Executive Officer of the Company, serves on the Board of Directors.

     Angelo DiPaolo, a Director of the Company, and four companies controlled by Mr. DiPaolo received loans and lines of credit from the Company which had an aggregate outstanding loan balance of $5.3 million as of December 31, 1998. Each loan was made in the ordinary course of business on terms substantially the same as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Midwest Bank and Trust Company contracted with a general construction contractor for renovations at its Elmwood Park location. A company controlled by Angelo DiPaolo was a subcontractor for the renovation project. Mr. DiPaolo's company received $208,000 in payments for work performed on the renovation project.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires directors, certain officers and certain other owners to periodically file notices of changes in beneficial ownership of Common Stock with the Securities and Exchange Commission. To the best of the Company's knowledge, during 1998 all required filings were timely submitted, except as follows. During 1998, one filing representing one transaction was not timely submitted due merely to an administrative oversight by the Company on behalf of the following persons: Director E.V. Silveri, Director Angelo DiPaolo and Director Daniel Nagle. The proper filings have subsequently been made. In addition, Leon Wolin amended his Form 3 to report holdings which were inadvertently unreported in the original filing due to an administrative oversight.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

     The Company's current policy provides that all loans made by the Company to its directors and executive officers are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 1998, the Company's directors and executive officers had loans outstanding, whose individual aggregate indebtedness to the Company exceeded $60,000, totaling approximately $9.9 million in the aggregate, which represented 12.7% of total stockholders equity as of that date. Such loans were made by the Company in the ordinary course of business, were not made with favorable terms, and did not involve more than the normal risk of collectibility or present other unfavorable features.

PERFORMANCE GRAPH

     The graph below sets forth a comparison of the percentage change in the cumulative total shareholder return for the period beginning February 24, 1998 and ending December 31, 1998 for the Company's Common Stock, the Russell 2000 Index and a Peer Group, the CRSP Index for Nasdaq Bank Stocks.

[PERFORMANCE GRAPH]

--------------------------------------------------------------------------------------------------------------
                                            02/24/98      03/31/98      06/30/98      09/30/98      12/31/98
--------------------------------------------------------------------------------------------------------------
  Midwest Banc Holdings, Inc.                $100.00       $100.12       $ 98.81       $89.81        $86.70
--------------------------------------------------------------------------------------------------------------
  Russell 2000 Index                          100.00        105.81        100.68        80.03         92.88
--------------------------------------------------------------------------------------------------------------
  Nasdaq Bank Stocks                          100.00        105.56        103.55        87.33         98.94
--------------------------------------------------------------------------------------------------------------

        PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Crowe, Chizek and Company LLP as independent auditors for the Company for the year ending December 31, 1999, subject to ratification of such appointment by the stockholders.

     Representatives of Crowe, Chizek and Company LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF CROWE, CHIZEK AND COMPANY LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF CROWE, CHIZEK AND COMPANY LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                             ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS

     To be considered for inclusion in the Company's proxy and form of proxy relating to the 2000 Annual Meeting of Stockholders, a stockholder proposal must be received prior to December 16, 1999, by the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Any such proposal will be subject to Rule 14a-8 under the Exchange Act.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

     The By-laws of the Company set forth the procedures by which a stockholder may properly bring business before a meeting of stockholders. Pursuant to the By-laws, only business brought by or at the direction of the Board of Directors may be conducted at an annual meeting. The By-laws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. For the 2000 Annual Meeting, the stockholder must give written advance notice to the Secretary of the Company by January 4, 2000; provided, however, that in the event the Company publicly announces or discloses less than one hundred thirty (130) days prior to the meeting that the date of the 2000 Annual Meeting is to be held on a date other than May 3, 2000, notice by the stockholder will be timely if received not later than the close of business on the tenth (10th) day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by a stockholder must include the stockholder's name and address, as they appear on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. These requirements apply to any matter that a stockholder wishes to raise at an annual meeting, including those matters raised other than pursuant to the procedures of Rule 14a-8 under the Exchange Act. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the United States Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

                                          By Order of the Board of Directors

                                          DANIEL NAGLE
                                          Secretary

Melrose Park, Illinois
March 26, 1999

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PROXY                                                                         PROXY

                         MIDWEST BANC HOLDINGS, INC.
                            501 WEST NORTH AVENUE
                        MELROSE PARK, ILLINOIS 60160

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of Midwest Banc Holdings, Inc., a Delaware corporation (the "Company"), does (do) hereby constitute and appoint Londi J.
Arquilla, Robert Figarelli and Michelle T. Holman, and each of them, the true and lawful attorney of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of said corporation to be held at Elmcrest Banquets by Biancalana, 7370 West Grand Avenue, Elmwood Park, Illinois 60707, on May 5,
1999, at 2:00 p.m. and at any adjournment thereof, and to vote all the shares of Midwest Bank Holdings, Inc. standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth below.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR ALL" of the two nominees for director and "FOR" the ratification of the appointment of Crowe, Chizek and Company LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.
               (Continued and to be signed on reverse)

-----------------------------------------------------------------------------

                        MIDWEST BANC HOLDINGS, INC.
  PLEASE MARK VOTE IN SQUARE IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

                                                For   Withhold   For All
                                                All     All      Except

1. Election of Two (2) Directors--For a          /  /    /  /     /  /
   Three-Year Term
   Nominees: Robert L. Woods and
   Robert D. Small.
   Instructions: To withhold authority to
   vote for any individual nominee, write
   that nominee in the space provided below.

   ________________________________________

                                                 For    Against   Abstain

2. Ratification of the appointment of Crowe,      /  /     /  /      /  /
   Chizek and Company LLP as independent
   auditors of the Company for the fiscal
   year ending December 31, 1999.


                                                                    Dated: ___________________, 1999

                                             Signature: ____________________________________________

                                             Signature, if held jointly: ___________________________

                                             Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
